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                            GAMNA SERIES FUNDS, INC.

                                 CODE OF ETHICS

I.    INTRODUCTION.

      The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of GAMNA Series Funds, Inc. (the "Fund") from engaging in any act, practice or course of business prohibited by paragraph (a) of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics is required by paragraph (b) of the Rule. A copy of the Rule is attached to this Code of Ethics as Appendix 1.

      Access Persons of the Fund, in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of the Fund. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the Fund, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of the Fund's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of the Fund. While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein. For example, the restrictions contained herein on the purchase or sale of a security would include the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

      The restrictions contained in this Code of Ethics apply to all securities in which a Covered Person has any direct or indirect "beneficial ownership"(1) and may encompass transactions in securities that are not effected in employee accounts such as interests in limited partnerships or transactions effected for the account of another individual or entity if the Covered Person may share in the profit from the transaction.

II.   DEFINITIONS.

      In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:



-----------------------
(1) For this purpose, "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect pecuniary interest in the securities, as further described in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, a copy of which is attached as Appendix 2 to this Code of Ethics. "Pecuniary interest" generally is the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities

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      1. "Access Person" means any director, officer or "advisory person" of the
         Fund. A list of the Fund's Access Persons is attached as Appendix 3 to this Code of Ethics and will be updated from time to time.

      2. "Advisory Person" means (a) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.

      3. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended, a copy of which is included as Appendix 2. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

      4. "Control" has the meaning set forth in Section 2(a)(9) of the Act.

      5. "Covered Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies. A high-quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

      6. "GAMNA" means Groupama Asset Management N.A., the investment adviser for the Fund.

      7. "GAMNA Code" means the Code of Ethics adopted by GAMNA and attached as Appendix 4 to this Code of Ethics.

      8. "Independent director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

      9. "Investment Personnel" of the Fund means (a) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and (b) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.


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      10. "IPO" means an offering of securities registered under the Securities
          Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

      11. "Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), 4(6) or Rule 504, 505 or 506.

      12. "PDI" means Provident Distributors, Inc., a Delaware corporation.

      13. "Purchase or sale of a security" includes, among other things, the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

III.  RESTRICTIONS APPLICABLE TO DIRECTORS, OFFICERS AND EMPLOYEES OF GAMNA.

      1. All directors, officers and employees of GAMNA shall be subject to the restrictions, limitations and reporting responsibilities set forth in the GAMNA Code as if fully set forth herein.

      2. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections IV. and V. below.

IV.   PROHIBITIONS; EXEMPTIONS.

      1. PROHIBITED PURCHASES AND SALES.

      No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

         A. is being considered for purchase or sale by the Fund; or

         B. is being purchased or sold by the Fund.

      2. EXEMPTIONS FROM CERTAIN PROHIBITIONS.

         A. The prohibited purchase and sale transactions described in paragraph IV.1 above do not apply to the following personal securities transactions:

            (1) purchases or sales effected in any account over which the Access
                Person has no direct or indirect influence or control;

            (2) purchases or sales which are non-volitional on the part of either the Access Person or the Fund;


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            (3) purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

            (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

            (5) any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

            (6) any purchase or sale which the Chairman of the Fund's Audit
                Committee, or in the event of such Chairman's unavailability of if such purchase or sale is to be undertaken by the Chairman of the Fund's Audit Committee, any other member of the Fund's Audit Committee, approves on the grounds that its potential harm to the Fund is remote.

            3.  PROHIBITED RECOMMENDATIONS.

            An Access Person may not recommend the purchase or sale of any Covered Security to or for the Fund without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

                A. any direct or indirect beneficial ownership of any Covered
                   Security of such issuer, including any Covered Security received in a private securities transaction;

                B. any contemplated purchase or sale by such person of a Covered
                   Security;

                C. any position with such issuer or its affiliates; or

                D. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

            4.  Pre-approval of Investments in Initial
                Public Offerings and Limited Offerings.
                ---------------------------------------

            No Investment Personnel shall purchase any security (whether or not such security is a Covered Security) issued in an IPO or a Limited Offering unless an officer of the Fund approves the transaction in advance. The Secretary of the Fund shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.


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V.    REPORTING.

            1.  INITIAL HOLDINGS REPORTS.

            No later than ten (10) days after a person becomes an Access Person, he or she must report to the Compliance Officer the following information:

                A. the title, number of shares and principal amount of each
                   Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                B. the name of any broker, dealer or bank with whom the Access person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                C. the date that the report is submitted by the Access Person.

            2.  QUARTERLY REPORTING.

                A. Every Access Person shall either report to the Fund the information described in paragraph B below with respect to transactions in any security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below.

                B. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

                   (1) With respect to any transaction during the quarter in a
                       Covered Security in which the Access Person had any direct or indirect beneficial ownership, the report shall contain the following information:

                       (i) the date of the transaction, the title and the number of shares and the principal amount of each Covered Security involved;

                       (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                       (iii) the price at which the transaction was effected;

                       (iv) the name of the broker, dealer or bank with or through whom the transaction was effected;


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                       (v)   the date that the report is submitted by the Access
                             Person; and

                       (vi) a description of any factors potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by the Fund.

                   (2) With respect to any account established by the Access
                       Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the report shall contain the following information:

                       (i) the name of the broker, dealer or bank with whom the Access Person established the account;

                       (ii)  the date the account was established; and.

                       (iii) the date that the report is submitted by the Access
                             Person.

                C. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Fund.

            3.  ANNUAL REPORTING.

                A. Within 30 days of the end of each calendar year, every Access
                   Person shall report to the Fund the following information with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security (which information must be current as of a date no more than 30 days before the report is submitted):

                   (1) The title, number of shares and principal amount of each
                       Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                   (2) The name of any broker, dealer or bank with whom the
                       Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                   (3) The date that the report is submitted by the Access
                       Person.


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            4.  EXCEPTIONS TO REPORTING REQUIREMENTS.

                A. An Access Person is not required to make a report otherwise required under paragraphs 1, 2 or 3 above with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, however, that if the Access Person is relying upon the provisions of this paragraph 4(A) to avoid making such a report, the Access Person shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

                B. An independent director of the Fund who would be required to make a report pursuant to paragraphs 1, 2 or 3 above solely by reason of being a director of the Fund is required to report a transaction in a security only if the independent director, at the time of the transaction, knew or, in the ordinary course of fulfilling the independent director's official duties as a director of the Fund, should have known that (a) the Fund has engaged in a transaction in the same security within the last 15 days or is engaging or going to engage in a transaction in the same security within the next 15 days, or (b) the Fund or GAMNA has within the last 15 days considered a transaction in the same security or is considering a transaction in the same security or within the next 15 days is going to consider a transaction in the same security.

            5.  ANNUAL CERTIFICATION.

                A. All Access Persons are required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph A is attached to this Code of Ethics as Appendix 5.

                B. The Fund and GAMNA shall each prepare an annual report to the
                   Board of Directors of the Fund to be presented at the first meeting of the Board after the end of each calendar year and which shall:

                   (1) Summarize existing procedures concerning personal
                       investing, including preclearance policies and the monitoring of personal investment activity after preclearance has been granted, and any changes in the procedures during the past year;


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                   (2) describe any issues arising under the Code of Ethics or procedures since the last report to the Board including, but not limited to, information about any material violations of the Code of Ethics or procedures and the sanctions imposed during the past year;

                   (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

                   (4) contain such other information, observations and
                       recommendations as deemed relevant by the Fund, GAMNA or PDI, as the case may be; and

                   (5) certify that it has adopted a Code of Ethics with
                       procedures reasonably necessary to prevent Access Persons from violating the provisions of Rule 17j-1(b) or this Code.

            6.  NOTIFICATION OF REPORTING OBLIGATION AND REVIEW OF REPORTS.

      Each Access Person shall receive a copy of this Code of Ethics and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion to the Compliance Officer who shall review such reports.

            7.  MISCELLANEOUS.

      Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

VI.   CONFIDENTIALITY.

      No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding securities transactions by the Fund or consideration by the Fund or GAMNA of any such securities transaction.

      All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


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VII.  SANCTIONS.

      Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund may impose any sanctions it deems appropriate, including a letter of censure, the suspension or termination of any director, officer or employee of the Fund, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.

Dated: April 27, 2000






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                                   Appendix A

Rule 17j-1 of the Investment Company Act of 1940:
------------------------------------------------

RULE 17j-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY PERSONNEL.

(a) Definitions. For purposes of this section:

    (1) Access Person means:

        (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

             (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

             (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

        (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

    (2) Advisory Person of a Fund or of a Fund's investment adviser means:

        (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and


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        (ii)  Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

    (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

    (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

        (i)   Direct obligations of the Government of the United States;

        (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

        (iii) Shares issued by open-end Funds.

    (5) Fund means an investment company registered under the Investment Company Act.

    (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

    (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

        (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

        (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

    (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the
        Securities Act of 1933.

    (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

    (10) Security Held or to be Acquired by a Fund means:

        (i) Any Covered Security which, within the most recent 15 days:

            (A) Is or has been held by the Fund; or


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            (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

        (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

    (1) To employ any device, scheme or artifice to defraud the Fund;

    (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

    (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

    (4) To engage in any manipulative practice with respect to the Fund.

(c) Code of Ethics.

    (1) Adoption and Approval of Code of Ethics.

        (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

        (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal. underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The


                                      A-3
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             Fund's board must approve a material change to a code no later than six months after adoption of the material change.

       (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

    (2) Administration of Code of Ethics.

        (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

        (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:


             (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

             (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

    (3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

        (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

        (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d) Reporting Requirements of Access Persons.

    (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

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

        (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

             (A) The title, number of shares and principal amount of each
                 Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

             (B) The name of any broker, dealer or bank with whom the Access
                 Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

             (C) The date that the report is submitted by the Access Person.

        (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

             (A) With respect to any transaction during the quarter in a Covered
                 Security in which the Access Person had any direct or indirect beneficial ownership:

                 (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                 (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                 (3) The price of the Covered Security at which the transaction was effected;

                 (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                 (5) The date that the report is submitted by the Access Person.

             (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                 (1) The name of the broker, dealer or bank with whom the Access
                     Person established the account;

                 (2) The date the account was established; and

                 (3) The date that the report is submitted by the Access Person.


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

        (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

              (A) The title, number of shares and principal amount of each
                  Covered Security in which the Access Person had any direct or indirect beneficial ownership;

              (B) The name of any broker, dealer or bank with whom the Access
                  Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

              (C) The date that the report is submitted by the Access Person.

    (2) Exceptions from Reporting Requirements.

        (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

        (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

              (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph
                  (d)(1)(iii) of this section; and

              (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

        (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

              (A) The principal underwriter is not an affiliated person of the
                  Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

              (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

        (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under Sections 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

        (v) (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

    (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

    (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

    (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under
        Section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f) Recordkeeping Requirements.

    (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

          (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

          (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

    (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                                   Appendix B

Rule 16a-1(a)(2) of the Securities Exchange Act of 1934:

    (2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

        (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

        (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

              (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also @ 240.16a-1(a)(4);

              (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                  (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                  (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

              (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                  (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                  (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

              (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

              (E) A person's interest in securities held by a trust, as
                  specified in @ 240.16a-8(b); and

              (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

        (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                   Appendix C

The following are "Access Persons" for purposes of the foregoing Code of Ethics:

                  NAME                                    TITLE

Robert T. Adams                              Director

Yadina Amadeo                                Assistant Secretary of the Adviser

Vincent Benefico                             Director

Mark P. Bronzo                               Director, Chairman, President and
                                             CEO

James S. Carluccio                           Director

Ryan J. Carroll                              Assistant Secretary of the Adviser

Francois Coeytaux                            Second Vice President of the
                                             Adviser

Kevin J. Dennean                             Second Vice President of the
                                             Adviser

Edward Fogarty, Jr.                          Director

Suzann M. Gorman                             Assistant Secretary of the Adviser

Jeffrey L. Hickey                            Second Vice President of the
                                             Adviser

Lauren F. Howe                               Account Manager Secretary of the
                                             Adviser

Triphaine Masse                              Assistant Secretary of the Adviser

Stephen G. Nolet                             Treasurer of the Adviser

Brendan O'Connor                             Assistant Secretary of the Adviser

Mark A. Ouimet                               Second Vice President of the
                                             Adviser

Daniel W. Portanova                          Director and Treasurer

Jonathan M. Rather                           Director

Amrit J. Walia                               Assistant Vice President of the
                                             Adviser

Iona K. Watter                               Secretary

                                   Appendix D



                         GROUPAMA ASSET MANAGEMENT N.A.

                                 CODE OF ETHICS
                                       FOR
                              PERSONAL TRANSACTIONS

                                   Appendix E

                               CERTIFICATION FORM

      This is to certify that I have read and understand the Code of Ethics of GAMNA Series Funds, Inc., dated April 27, 2000, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

      This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.

      Please sign your name here: ___________________________

      Please print your name here: ___________________________

      Please date here: ___________________________

      Please sign two copies of this Certification Form, return one copy to Ms. Iona Watter, Groupama Asset Management N.A., 180 Maiden Lane, New York, New York 10038-4925, and retain the other copy, together with a copy of the Code of Ethics, for your records.





                                      E-1